EXHIBIT 21.1
LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2023

Company Name	State of Incorporation
ANT JV Owner LLC	Delaware
Century Homes Florida, LLC	Florida
CHF Construction, LLC	Florida
DF Looking Glass 2A, LLC	Florida
DF Looking Glass 2B, LLC	Florida
DF Tech Purchasing, LLC	Florida
DF Title, LLC	Florida
DFC Amelia Concourse Phase III, LLC	Florida
DFC Grand Landings, LLC	Florida
DFC Sterling Ranch, LLC	Florida
DFC Wilford, LLC	Florida
DFH Blue Ridge, LLC	Florida
DFH Capitol Division, LLC	Delaware
DFH Capitol, LLC	Florida
DFH Colorado Realty, LLC	Colorado
DFH Corona, LLC	Florida
DFH Coventry, LLC	Florida
DFH Goose Creek, LLC	Florida
DFH Greyhawk, LLC	Florida
DFH Homeco GP, LLC	Florida
DFH Johns Landing, LLC	Florida
DFH Land, LLC	Florida
DFH Magnolia, LLC	Florida
DFH Mandarin, LLC	Florida
DFH Realty Georgia, LLC	Georgia
DFH Realty Texas, LLC	Florida
DFH Savannah, LLC	Florida
DFH Sonoma TX, LLC	Florida
DFH Wildwood, LLC	Florida
DFH 2/2 Potomac Station, LLC	Florida
DFH-ANT, LLC	Florida
DFRC-Hamlin, LLC	Florida
DFRC, LLC	Florida
Dream Captive Insurer, Inc.	North Carolina
Dream Finders Holdings, LLC	Florida
Dream Finders Homes, LLC	Florida
Dream Finders Realty, LLC	Florida
FMR IP, LLC	Texas

EXHIBIT 21.1

Company Name	State of Incorporation
GEOS Development Colorado, LLC	Florida
H&H Constructors of Fayetteville, LLC	North Carolina
H&H Homes Realty, LLC	North Carolina
Harmony Land Development Colorado, LLC	Florida
Hilton Head Custom Homes, LLC	South Carolina
HM-7 JV Owner, LLC	Delaware
Jet HomesLoans Ventures, LLC	Florida
Northfield TH Development Colorado, LLC	Florida
PSJ JV Owners, LLC	Delaware
Village Park Homes, LLC	South Carolina
Waxpool Crossing 22, LLC	Florida
Westminster Neighborhood Mixed Use, LLC	Florida